Exhibit 1.2

PRICING AGREEMENT

March 19, 2020

Barclays Capital Inc.

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

As Representatives of the several Underwriters named in Schedule I hereto

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

c/o Credit Suisse Securities (USA) LLC

11 Madison Avenue

New York, NY 10010

c/o Deutsche Bank Securities Inc.

60 Wall Street

New York, NY 10005

c/o Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

Ladies and Gentlemen:

MetLife, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein (this “Agreement”) and in the Underwriting Agreement, dated March 19, 2020 (the “Underwriting Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the principal amounts of its Securities specified in Schedule I hereto.

Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Agreement, the Applicable Time, and the Closing Date. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. A reference to the Indenture shall be deemed to refer to the Indenture, dated as of November 9, 2001, between the Company and The Bank of New York Mellon Trust Company, N.A. (the “Trustee,” as successor in interest to J.P. Morgan Trust Company, National Association (as successor in interest to Bank One Trust Company, N.A.)), as supplemented by the Thirty-Fifth Supplemental Indenture, to be dated as of March 23, 2020, between the Company and the Trustee. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Underwriters of the Securities pursuant to the Underwriting Agreement are designated as the “Joint Book-Running Managers” at the end of Schedule II hereto.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, at the time and at the purchase price to the Underwriters set forth in Schedule III hereto, the Company agrees to issue, sell and deliver to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and at the purchase price to the Underwriters set forth in Schedule III hereto, the principal amounts of Securities set forth opposite the name of such Underwriter in Schedule I hereto. The date of the issuance, sale and delivery of the Securities is the “Settlement Date” set forth on Schedule II hereto and such date shall be considered a Closing Date under the Underwriting Agreement.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

[Signature pages follow]

2

Very truly yours,

METLIFE, INC.

By:	/s/ Lyndon Oliver
Name:	Lyndon Oliver
Title:	Executive Vice President and Treasurer

[Signature page to Pricing Agreement]

Accepted as of the date hereof on behalf of each of the Underwriters:

BARCLAYS CAPITAL INC.

By:	/s/ Barbra Mariniello
Name:	Barbra Mariniello
Title:	Managing Director

[Signature page to Pricing Agreement]

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Arvind Sriram
Name:	Arvind Sriram
Title:	Managing Director

[Signature page to Pricing Agreement]

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Mary Hardgrove
Name:	Mary Hardgrove
Title:	Managing Director

[Signature page to Pricing Agreement]

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Anguel Zaprianov
Name:	Anguel Zaprianov
Title:	Managing Director

[Signature page to Pricing Agreement]

GOLDMAN SACHS & CO. LLC

By:	/s/ Adam Greene
Name:	Adam Greene
Title:	Managing Director

[Signature page to Pricing Agreement]

J.P. MORGAN SECURITIES LLC

By:	/s/ Stephen Sheiner
Name:	Stephen Sheiner
Title:	Executive Director

[Signature page to Pricing Agreement]

SCHEDULE I

TO PRICING AGREEMENT

Underwriters	Principal Amount of 4.550% Senior Notes due 2030 to be Purchased
Barclays Capital Inc.	$145,000,000
Credit Suisse Securities (USA) LLC	$145,000,000
Deutsche Bank Securities Inc.	$145,000,000
Goldman Sachs & Co. LLC	$145,000,000
J.P. Morgan Securities LLC	$145,000,000
BNP Paribas Securities Corp.	$23,000,000
Citigroup Global Markets Inc.	$23,000,000
HSBC Securities (USA) Inc.	$23,000,000
U.S. Bancorp Investments, Inc.	$23,000,000
Mizuho Securities USA LLC	$16,250,000
Scotia Capital (USA) Inc.	$16,250,000
SG Americas Securities, LLC	$16,250,000
SMBC Nikko Securities America, Inc.	$16,250,000
ANZ Securities, Inc.	$9,000,000
BNY Mellon Capital Markets, LLC	$9,000,000
Commerz Markets LLC	$9,000,000
Credit Agricole Securities (USA) Inc.	$9,000,000
ICBC Standard Bank Plc	$9,000,000
nabSecurities, LLC	$9,000,000
NatWest Markets Securities Inc.	$9,000,000
Santander Investment Securities Inc.	$9,000,000
Siebert Williams Shank & Co., LLC	$9,000,000
Standard Chartered Bank	$9,000,000
TD Securities (USA) LLC	$9,000,000
UniCredit Capital Markets LLC	$9,000,000
American Veterans Group, PBC	$5,000,000
R. Seelaus & Co., LLC	$5,000,000

Total	$1,000,000,000

Schedule I - 1

SCHEDULE II

TO PRICING AGREEMENT

Filed pursuant to Rule 433

March 19, 2020

Relating to

Preliminary Prospectus Supplement dated March 19, 2020 to

Prospectus dated November 18, 2019

Registration Statement No. 333-234761

MetLife, Inc.

$1,000,000,000 4.550% Senior Notes due 2030

Final Term Sheet

March 19, 2020

The information in this final term sheet relates to the offering of the securities specified herein and should be read together with the preliminary prospectus supplement dated March 19, 2020 (the “Preliminary Prospectus Supplement”), including the documents incorporated by reference therein, and the accompanying prospectus dated November 18, 2019, filed pursuant to Rule 424(b) under the Securities Act of 1933 (Registration Statement File No. 333-234761). This final term sheet is qualified in its entirety by reference to the Preliminary Prospectus Supplement. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Prospectus Supplement.

Issuer:	MetLife, Inc. (“Issuer”)

Securities:	4.550% Senior Notes due 2030

Aggregate Principal Amount:	$1,000,000,000

Price to the Public:	99.595% of principal amount, plus accrued interest, if any, from March 23, 2020

Gross Underwriting Discount:	0.450%

Proceeds to Issuer Before Expenses:	$991,450,000

Maturity Date:	March 23, 2030

Trade Date:	March 19, 2020

Settlement Date:	March 23, 2020 (T+2)

Interest Payment Dates:	Semi-annually on March 23 and September 23 of each year, beginning on September 23, 2020

Coupon:	4.550%

Schedule II - 1

Benchmark Treasury:	UST 1.500% due February 15, 2030

Spread to Benchmark Treasury:	UST + 350 bps

Benchmark Treasury Price and Yield:	103-23+, 1.101%

Yield to Maturity:	4.601%

Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

Ranking:	Senior Unsecured

Par Call Date:	December 23, 2029

Make-Whole Call:	UST + 50 bps

CUSIP:	59156R BZ0

ISIN:	US59156RBZ01

Joint Book-Running Managers:	Barclays Capital Inc. Credit Suisse Securities (USA) LLC Deutsche Bank Securities Inc. Goldman Sachs & Co. LLC J.P. Morgan Securities LLC

Senior Co-Managers:	BNP Paribas Securities Corp. Citigroup Global Markets Inc. HSBC Securities (USA) Inc. U.S. Bancorp Investments, Inc.

Co-Managers:	Mizuho Securities USA LLC Scotia Capital (USA) Inc. SG Americas Securities, LLC SMBC Nikko Securities America, Inc.

Junior Co-Managers:	ANZ Securities, Inc.
BNY Mellon Capital Markets, LLC
Commerz Markets LLC
Credit Agricole Securities (USA) Inc.
ICBC Standard Bank Plc
nabSecurities, LLC
NatWest Markets Securities Inc.
Santander Investment Securities Inc.
Siebert Williams Shank & Co., LLC
Standard Chartered Bank
TD Securities (USA) LLC
UniCredit Capital Markets LLC
American Veterans Group, PBC
R. Seelaus & Co., LLC

The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting

Schedule II - 2

EDGAR on the SEC website at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling Barclays Capital Inc. toll-free at +1 (888) 603-5847, Credit Suisse Securities (USA) LLC toll-free at +1 (800) 221-1037, Deutsche Bank Securities Inc. toll-free at +1 (800) 503-4611, Goldman Sachs & Co. LLC toll-free at +1 (866) 471-2526 or J.P. Morgan Securities LLC collect at +1 (212) 834-4533.

Schedule II - 3

SCHEDULE III

TO PRICING AGREEMENT

Underwriters’ Purchase Price of the 4.550% Senior Notes due 2030: 99.145% of the principal amount thereof

Closing Date: March 23, 2020

Addresses for Notices, etc. to the Representatives:

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

c/o Credit Suisse Securities (USA) LLC

11 Madison Avenue

New York, NY 10010

c/o Deutsche Bank Securities Inc.

60 Wall Street

New York, NY 10005

c/o Goldman Sachs & Co. LLC

Attention: Registration Department

200 West Street

New York, NY 10282

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

Schedule III - 1